Guaranty Cooperation Agreement

(Translation)

Guarantor (Party A): Henan Chaoyang Steels Co., Ltd.
Authorized Representative: Xianjun Ma

Vouchee (Party B): China Armco Metals, Inc.
Authorized Representative: Kexuan Yao

After friendly consultations conducted between Party A and Party B, Party A has agreed to provide guarantee for the bank loans of Armet (Lianyungang) Renewable Resources Co., Ltd., a China-based subsidiary of Party B. The terms are as follows:
1.	Object of Guaranty: Armet (Lianyungang) Renewable Resources Co., Ltd.
2.	Applicable Banks and Credit Lines:
a.	Bank of China Lianyungang Branch’s Project Loan: RMB90 million (which was guaranteed in 2009)
b.	Bank of Communications Lianyungang Branch: RMB 50 million (approved)
c.	Bank of Jiangsu: RMB 30 million (pending)
d.	Bank of China’s additional loan for working capital: RMB 130 million (pending)
3.	Terms for Guaranty:
a.	Party A agrees to provide unlimited joint guarantee for the credits lines listed in Article 2.
b.	The guaranteed amount shall not be more than the total amount of all credit lines in Article 2.
c.	Party B provides counter-guarantee to Party A. Once Party A has to assume the debts from bank loans of Party B, Party B shall ensure to pay off all debts and related expenses in a timely manner.
d.
Party B has the right to apply to other banks for credit lines at the same or less amounts in Article 2 if the pending applications are not approved. Only with consent from Party A, Party B can file application to other banks for credit line.

e.	The term of guaranty for all loans is up to 5 years. During the period of 5 years, Party B has the right to request Party A to renew guaranties for the loans whose terms are less than 5 years.
4.	Expenses for Guaranty:
a.	Party B agrees to pay Party A 500,000 shares of restricted common stock of China Armco Metals, Inc.
b.	The full amount of the shares is due by June 30, 2010.
c.	Party B shall issue the shares to Party A no matter the pending applications for credit lines are eventually approved or not.
d.	Party A assures not to sell or transfer the received shares within 180 days after the issuance date.
5.	The parties shall friendly negotiate to resolve the issues that have not been addressed in this agreement.

Guarantor (Party A): Henan Chaoyang Steels Co., Ltd.
Authorized Representative: Xianjun Ma (corporate seal)

Vouchee (Party B): China Armco Metals, Inc.
Authorized Representative: Kexuan Yao  (corporate seal)

2010-6-11